Exhibit 99.1
JAZZ PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2015
FINANCIAL RESULTS

Strong Top-Line and Bottom-Line Growth

Total Revenues of $334 Million, Driven by Strong Sales of Xyrem

Completed Submission of Defibrotide Rolling NDA

DUBLIN, August 5, 2015 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the second quarter of 2015 and reaffirmed financial guidance for 2015.

"Our second quarter results reflect strong top- and bottom-line growth, strong margins, and continued investment in our commercial and R&D portfolios to support our long-term growth strategy," said Bruce C. Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc. "We made significant progress toward this year's research and development goals with the completion of the rolling NDA submission for defibrotide and the initiation of enrollment in our Phase 3 program to evaluate the role of JZP-110 in the treatment of excessive daytime sleepiness in patients with narcolepsy or obstructive sleep apnea."

Adjusted net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2015 was $152.2 million, or $2.41 per diluted share, compared to $125.9 million, or $2.02 per diluted share, for the second quarter of 2014.

GAAP net income attributable to Jazz Pharmaceuticals plc for the second quarter of 2015 was $88.1 million, or $1.40 per diluted share, compared to $43.7 million, or $0.70 per diluted share, for the second quarter of 2014. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

Second Quarter 2015 Revenues and Product Sales
Total revenues for the second quarter of 2015 were $333.7 million, an increase of 15% over total revenues of $291.2 million for the second quarter of 2014. The increase in total revenues was driven by higher net product sales of Xyrem® (sodium oxybate) oral solution. Total revenues include net product sales, royalties and contract revenues.

Net product sales for the second quarter of 2015 were as follows:

•
Xyrem: Xyrem net sales increased by 30% to $247.8 million in the second quarter of 2015 compared to $191.4 million in the second quarter of 2014. During the second quarter of 2015, the average number of active Xyrem patients in the U.S. increased to approximately 12,475.

•
Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi): Erwinaze/Erwinase net sales were $46.2 million in the second quarter of 2015 compared to $47.9 million in the second quarter of 2014. Net sales decreased primarily due to increased chargebacks and rebates. Product demand increased slightly compared to the second quarter of 2014.

•	Defitelio® (defibrotide): Defitelio/defibrotide net sales were $15.3 million in the second quarter of 2015 compared to $20.2 million in the second quarter of 2014. Net sales decreased by 25%

primarily due to the impact of foreign exchange rates on sales made in euro and the discontinuation of the cost recovery program in the U.S. in July 2014.

•	Prialt® (ziconotide) intrathecal infusion: Prialt net sales were $7.1 million in the second quarter of 2015 compared to $5.8 million in the second quarter of 2014.

•	Psychiatry products: Net sales of the company’s psychiatry products were $9.4 million in the second quarter of 2015 compared to $11.7 million in the second quarter of 2014.

•
Other: Net sales of other products in the second quarter of 2015 were $6.3 million compared to $12.1 million in the second quarter of 2014. In March 2015, the company completed the sale of certain products and the related business that the company acquired as part of the acquisition of EUSA Pharma Inc. (EUSA Pharma) in 2012.

Tables showing actual net product sales for the three and six months ended June 30, 2015 and pro forma net product sales for the six months ended June 30, 2014 are included in this press release.

Operating Expenses and Other
Operating expenses for the second quarter of 2015 were $180.4 million compared to $216.9 million for the second quarter of 2014. Operating expenses decreased primarily due to an intangible asset impairment charge of $32.8 million recorded in the second quarter of 2014. The impairment charge was related to certain products acquired as part of the acquisition of EUSA Pharma that were subsequently sold in March 2015.
Other changes in operating expenses for the second quarter of 2015 as compared to the second quarter of 2014 were as follows:

•
Cost of product sales for the second quarter of 2015 was $21.8 million compared to $30.7 million for the same period in 2014. The decrease was primarily due to a change in product mix and, to a lesser extent, acquisition accounting inventory fair value step-up adjustments of $2.5 million in the second quarter of 2014, which were partially offset by an increase in net product sales. Gross margin for the second quarter of 2015 was 93.4% compared to 89.4% for the same period in 2014. The increase was primarily due to a change in product mix.

•
Selling, general and administrative (SG&A) expenses for the second quarter of 2015 were $107.1 million on a GAAP basis compared to $100.6 million for the same period in 2014. Adjusted SG&A expenses for the second quarter of 2015 were $88.5 million, or 27% of total revenues, compared to $81.7 million, or 28% of total revenues, for the same period in 2014. The increase in both GAAP and adjusted SG&A expenses was primarily due to higher headcount and other expenses resulting from the expansion of the company's business. The increase in SG&A expenses on a GAAP basis was partially offset by a decrease in transaction and integration costs.

•
Research and development (R&D) expenses for the second quarter of 2015 were $27.8 million on a GAAP basis compared to $20.1 million for the same period in 2014. Adjusted R&D expenses for the second quarter of 2015 were $24.0 million, or 7% of total revenues, compared to $16.8 million, or 6% of total revenues, for the same period in 2014. The increase in both GAAP and adjusted R&D expenses was primarily driven by increased costs for the development of the company's product candidates and life cycle management activities related to the company's existing products, including expenses related to the completed rolling new drug application (NDA) submission in the U.S. for defibrotide for the treatment of hepatic veno-occlusive disease (VOD) with evidence of multi-organ dysfunction following hematopoietic stem cell transplantation (HSCT).

Net interest expense for the second quarter of 2015 was $15.8 million compared to $11.4 million for the second quarter of 2014. The increase was due to the company's higher debt levels, primarily due to the sale in August 2014 of $575.0 million principal amount of 1.875% exchangeable senior notes due 2021.

As of June 30, 2015, cash and cash equivalents were $921.6 million and the outstanding principal balance of the company’s long-term debt was $1.5 billion. Cash and cash equivalents increased from December 31, 2014 primarily due to cash generated by the business. In June 2015, the company refinanced its existing term loans and revolving credit facility and recorded a loss on extinguishment and modification of debt of $16.8 million.  The company reduced its term loan facility from $893.1 million to $750.0 million and increased its borrowing capacity under its revolving credit facility from $425.0 million to $750.0 million. The company also moved to a more favorable interest rate while extending the maturities of the term loan and revolving credit facility from June 2018 and June 2017, respectively, to June 2020 for both the term loan and credit facility. As of June 30, 2015, the company had drawn down $160.0 million under the revolving credit facility.
During the six months ended June 30, 2015, the company repurchased 0.1 million ordinary shares under its share repurchase program for $11.7 million at an average cost of $165.05 per ordinary share. As of June 30, 2015, the amount remaining under the current share repurchase program was $9.7 million.

Recent Developments
The company completed the rolling submission of the NDA for defibrotide to the U.S. Food and Drug Administration (FDA) on July 31, 2015 and has requested a priority review under the Fast Track designation for defibrotide. Defibrotide has been evaluated for the treatment of patients with VOD with evidence of multi-organ dysfunction following HSCT.

In late July 2015, the Patent Trial and Appeal Board (PTAB) of the U.S. Patent and Trademark Office issued decisions instituting inter partes review (IPR) trials with respect to six of the company's patents related to the distribution system for Xyrem. The PTAB decisions instituting review were issued in connection with petitions for IPR filed in January 2015 by Amneal Pharmaceuticals LLC and Par Pharmaceutical, Inc. The company expects the PTAB to issue final decisions on the validity of these patents in approximately 12 months.

2015 Financial Guidance
Jazz Pharmaceuticals is reaffirming its full year 2015 financial guidance, which is as follows:

Revenues	$1,310-$1,370 million
Total net product sales	$1,303-$1,363 million
-Xyrem net sales	$950-$970 million
-Erwinaze/Erwinase net sales	$200-$215 million
-Defitelio/defibrotide net sales	$73-$83 million
Adjusted gross margin %[1,5]	92-93%
Adjusted SG&A expenses[2,5]	$355-$365 million
Adjusted R&D expenses[3,5]	$95-$105 million
Adjusted interest expense[4,5]	$40 million
GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$5.17-$5.70
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share[5]	$9.45-$9.75
_____________________________

1.	Excludes $4 million of share-based compensation expense from estimated GAAP gross margin of 92-93%.

2.	Excludes $76-$82 million of share-based compensation expense and $1 million of transaction, integration and restructuring costs from estimated GAAP SG&A expenses of $431-$447 million.

3.
Excludes a milestone payment of $25 million payable in the event of acceptance for filing by the FDA of the first NDA for defibrotide for VOD and $15-$19 million of share-based compensation expense from estimated GAAP R&D expenses of $135-$149 million.

4.	Excludes non-cash interest expense of $23-$27 million from estimated GAAP interest expense of $63-$67 million.

5.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the tables accompanying this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss its 2015 second quarter results. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 877 546 5019 in the U.S., or +1 857 244 7551 outside the U.S., and entering passcode 69329137.

A replay of the conference call will be available through August 12, 2015 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 47514310. An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients' lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution and Erwinaze® (asparaginase Erwinia chrysanthemi) in the U.S., and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company.  They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.  Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the presentation of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare the company's results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. In this regard, commencing with the company’s presentation of 2015 non-GAAP financial measures, the company no longer includes an adjustment for depreciation expense in its non-GAAP adjusted financial measures. Likewise, for purposes of comparability, non-GAAP adjusted financial measures for 2014 included in this press release and accompanying tables do not include an adjustment for depreciation expense. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures attributable to Jazz Pharmaceuticals plc (and the related per share measures) exclude from GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc (and the related per share measures), as applicable, intangible asset amortization, share-based compensation expense, restructuring charges, transaction and integration costs, acquired in-process research and development expenses, impairment charges, acquisition accounting inventory fair value step-up adjustments, non-cash interest expense and loss on extinguishment and modification of debt; adjust the income tax provision to the estimated amount of taxes that are payable in cash; and adjust for the amount attributable to noncontrolling interests; (ii) the historical adjusted SG&A expense measures exclude from GAAP SG&A expenses, as applicable, share-based compensation expense, restructuring charges, and transaction and integration costs; (iii) the historical adjusted R&D expense measures exclude from GAAP R&D expenses share-based compensation expense and transaction and integration costs; (iv) the adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share measures) guidance exclude from estimated GAAP net income attributable to Jazz Pharmaceuticals plc (and the related per share measures) intangible asset amortization, share-based compensation expense, upfront and milestone payments, transaction, integration and restructuring costs, non-cash interest expense and loss on extinguishment and modification of debt; and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (v) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage share-based compensation expense; (vi) the adjusted SG&A expenses guidance excludes from estimated GAAP SG&A expenses share-based compensation expense and transaction, integration and restructuring costs; (vii) the adjusted R&D expenses guidance excludes from estimated GAAP R&D expenses share-based compensation expense and a potential milestone payment; and (viii) the adjusted interest expense guidance excludes from estimated GAAP interest expense non-cash interest expense.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results, 2015 financial guidance, the expected timing for final decisions by the PTAB on the validity of certain of the company's patents, and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other sodium oxybate products that compete with Xyrem and the significant regulatory restrictions and requirements with respect to Xyrem and potential impact of changes to these restrictions and requirements, as well as similar risks related to effectively commercializing the company’s other lead marketed products; risks related to effectively commercializing the company’s product candidates, including defibrotide if it receives U.S. regulatory approval, including the need to establish pricing and reimbursement support and, in the case of defibrotide, the lack of experience of U.S. physicians in diagnosing and treating VOD; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company's products and product candidates which could impact the company's ability to meet commercial demand or conduct or complete clinical trials; obtaining and maintaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment; the challenges of compliance with the requirements of U.S. and non-U.S. regulatory agencies; the challenges of achieving and maintaining commercial success of the company's products; the risks and costs associated with business combination or product or product candidate acquisition transactions; the difficulty and uncertainty of pharmaceutical product development, including the timing thereof, and the uncertainty of clinical success, such as the risk that results from preclinical studies and/or early clinical trials may not be predictive of results obtained in later and larger clinical trials; the inherent uncertainty associated with the regulatory approval process, including the risk that the company will be unable to take advantage of the priority review procedures notwithstanding the Fast Track designation for defibrotide, and that the company may be unable to obtain regulatory approval for defibrotide in the U.S. in a timely manner or at all; risks and uncertainties associated with the company's ongoing patent litigation and related proceedings, including the timing of events related thereto; the company’s potential inability to identify and acquire, in-license or develop additional products or product candidates to grow and diversify its business; possible restrictions on the company’s ability and flexibility to pursue certain future corporate development and other opportunities as a result of its substantial outstanding debt obligations; risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and future filings and reports by the company, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Product sales, net	$332,106	$289,100	$639,141	$534,086
Royalties and contract revenues	1,641	2,130	3,909	4,063
Total revenues	333,747	291,230	643,050	538,149
Operating expenses:
Cost of product sales (excluding amortization and impairment of intangible assets)	21,813	30,692	50,111	61,616
Selling, general and administrative	107,132	100,556	219,520	206,919
Research and development	27,833	20,090	55,014	38,199
Acquired in-process research and development	—	—	—	127,000
Intangible asset amortization	23,668	32,795	48,345	63,977
Impairment charges	—	32,806	—	32,806
Total operating expenses	180,446	216,939	372,990	530,517
Income from operations	153,301	74,291	270,060	7,632
Interest expense, net	(15,812)	(11,429)	(32,057)	(21,505)
Foreign currency gain (loss)	(1,914)	74	331	197
Loss on extinguishment and modification of debt	(16,815)	—	(16,815)	—
Income (loss) before income tax provision	118,760	62,936	221,519	(13,676)
Income tax provision	30,647	19,350	62,706	36,377
Net income (loss)	88,113	43,586	158,813	(50,053)
Net loss attributable to noncontrolling interests, net of tax	(1)	(73)	(1)	(1,062)
Net income (loss) attributable to Jazz Pharmaceuticals plc	$88,114	$43,659	$158,814	$(48,991)

Net income (loss) attributable to Jazz Pharmaceuticals plc per ordinary share:
Basic	$1.44	$0.73	$2.60	$(0.83)
Diluted	$1.40	$0.70	$2.52	$(0.83)
Weighted-average ordinary shares used in calculating net income (loss) attributable to Jazz Pharmaceuticals plc per ordinary share:
Basic	61,190	59,519	60,998	59,025
Diluted	63,090	62,378	63,028	59,025

JAZZ PHARMACEUTICALS PLC
SUMMARY OF PRODUCT SALES, NET
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Xyrem	$247,846	$191,366	$460,536	$351,744
Erwinaze/Erwinase	46,151	47,869	96,504	94,789
Defitelio/defibrotide	15,257	20,244	32,620	32,453
Prialt	7,138	5,831	13,902	10,140
Psychiatry	9,372	11,732	18,465	21,598
Other	6,342	12,058	17,114	23,362
Total net product sales	$332,106	$289,100	$639,141	$534,086

The following unaudited pro forma information represents net product sales for the six months ended June 30, 2014 as if the company's acquisition of Gentium S.p.A. had been completed on January 1, 2014:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)
(In thousands)
(Unaudited)

Six Months Ended June 30, 2014
Xyrem	$351,744
Erwinaze/Erwinase	94,789
Defitelio/defibrotide	35,350
Prialt	10,140
Psychiatry	21,598
Other	23,768
Total pro forma net product sales	$537,389

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$921,643	$684,042
Accounts receivable, net of allowances	193,647	186,371
Inventories	30,781	30,037
Prepaid expenses	26,250	12,800
Deferred tax assets, net	50,604	48,440
Other current assets	21,985	21,322
Assets held for sale	—	32,833
Total current assets	1,244,910	1,015,845
Property and equipment, net	80,428	58,363
Intangible assets, net	1,282,955	1,437,435
Goodwill	664,015	702,713
Deferred tax assets, net, non-current	73,280	75,494
Deferred financing costs	25,188	33,174
Other non-current assets	22,498	15,931
Total assets	$3,393,274	$3,338,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,409	$25,126
Accrued liabilities	146,053	164,091
Current portion of long-term debt	28,478	9,428
Income taxes payable	13,456	7,588
Deferred tax liability, net	9,438	9,430
Deferred revenue	1,330	1,138
Total current liabilities	225,164	216,801
Deferred revenue, non-current	3,930	4,499
Long-term debt, less current portion	1,337,986	1,333,000
Deferred tax liability, net, non-current	326,707	375,054
Other non-current liabilities	52,664	38,393
Total Jazz Pharmaceuticals plc shareholders’ equity	1,446,768	1,371,144
Noncontrolling interests	55	64
Total liabilities and shareholders’ equity	$3,393,274	$3,338,955

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014 *	2015	2014 *
GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc	$88,114	$43,659	$158,814	$(48,991)
Intangible asset amortization	23,668	32,795	48,345	63,977
Share-based compensation expense	23,300	18,552	44,119	32,367
Restructuring charges	—	—	553	—
Transaction and integration costs	—	4,907	155	22,640
Acquired in-process research and development	—	—	—	127,000
Impairment charges	—	32,806	—	32,806
Acquisition accounting inventory fair value step-up adjustments	—	2,455	—	10,477
Non-cash interest expense	6,032	1,900	12,048	3,538
Loss on extinguishment and modification of debt	16,815	—	16,815	—
Income tax adjustments	(5,748)	(10,900)	(3,600)	(16,844)
Adjustments for amount attributable to noncontrolling interests	(2)	(244)	(2)	(1,502)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$152,179	$125,930	$277,247	$225,468

GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$1.40	$0.70	$2.52	$(0.83)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$2.41	$2.02	$4.40	$3.61
Shares used in computing GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share amounts	63,090	62,378	63,028	59,025
Shares used in computing non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share amounts	63,090	62,378	63,028	62,451
_____________________________
* For purposes of comparability with our 2015 presentation, non-GAAP adjusted financial measures for 2014 do not include an adjustment for depreciation expense. See "Non-GAAP Financial Measures" in the accompanying press release for additional information.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	June 30, 2015				June 30, 2014
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$333,747	$—		$333,747	$291,230	$—		$291,230
Cost of product sales (excluding amortization and impairment of intangible assets)	21,813	(772)	(a)	21,041	30,692	(3,739)	(a)	26,953
Selling, general and administrative	107,132	(18,662)	(b)	88,470	100,556	(18,837)	(b)	81,719
Research and development	27,833	(3,866)	(c)	23,967	20,090	(3,338)	(c)	16,752
Intangible asset amortization	23,668	(23,668)		—	32,795	(32,795)		—
Impairment charges	—	—		—	32,806	(32,806)		—
Interest expense, net	15,812	(6,032)	(d)	9,780	11,429	(1,900)	(d)	9,529
Foreign currency (gain) loss	1,914	—		1,914	(74)	—		(74)
Loss on extinguishment and modification of debt	16,815	(16,815)		—	—	—		—
Income before income tax provision	118,760	69,815	(e)	188,575	62,936	93,415	(e)	156,351
Income tax provision	30,647	5,748	(f)	36,395	19,350	10,900	(f)	30,250
Effective tax rate (g)	25.8%			19.3%	30.7%			19.3%
Net income	88,113	64,067	(h)	152,180	43,586	82,515	(h)	126,101
Net income (loss) attributable to noncontrolling interests, net of tax	(1)	2	(i)	1	(73)	244	(i)	171
Net income attributable to Jazz Pharmaceuticals plc	$88,114	$64,065	(j)	$152,179	$43,659	$82,271	(j)	$125,930
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.40			$2.41	$0.70			$2.02

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)

	Six Months Ended
	June 30, 2015				June 30, 2014
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported		Adjustments		Non-GAAP Adjusted *
Total revenues	$643,050	$—		$643,050	$538,149		$—		$538,149
Cost of product sales (excluding amortization and impairment of intangible assets)	50,111	(1,467)	(k)	48,644	61,616		(11,942)	(k)	49,674
Selling, general and administrative	219,520	(36,009)	(l)	183,511	206,919		(47,611)	(l)	159,308
Research and development	55,014	(7,351)	(m)	47,663	38,199		(5,931)	(m)	32,268
Acquired in-process research and development	—	—		—	127,000		(127,000)		—
Intangible asset amortization	48,345	(48,345)		—	63,977		(63,977)		—
Impairment charges	—	—		—	32,806		(32,806)		—
Interest expense, net	32,057	(12,048)	(d)	20,009	21,505		(3,538)	(d)	17,967
Foreign currency gain	(331)	—		(331)	(197)		—		(197)
Loss on extinguishment and modification of debt	16,815	(16,815)		—	—		—		—
Income (loss) before income tax provision	221,519	122,035	(n)	343,554	(13,676)		292,805	(n)	279,129
Income tax provision	62,706	3,600	(f)	66,306	36,377		16,844	(f)	53,221
Effective tax rate (g)	28.3%			19.3%	N/A	(o)			19.1%
Net income (loss)	158,813	118,435	(p)	277,248	(50,053)		275,961	(p)	225,908
Net income (loss) attributable to noncontrolling interests, net of tax	(1)	2	(i)	1	(1,062)		1,502	(i)	440
Net income (loss) attributable to Jazz Pharmaceuticals plc	$158,814	$118,433	(q)	$277,247	$(48,991)		$274,459	(q)	$225,468
Net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$2.52			$4.40	$(0.83)				$3.61

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands)
(Unaudited)

* Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc and its line item components and related non-GAAP adjusted financial measures shown in the tables above are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the condensed consolidated financial statements prepared in accordance with GAAP. The company believes that each of these non-GAAP adjusted financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company. Company management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company's business based on certain of these non-GAAP financial measures. In addition, the company believes that the presentation of these non-GAAP adjusted financial measures is useful to investors because it enhances the ability of investors to compare its results from period-to-period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance. Specifically, the company believes that each of these non-GAAP adjusted financial measures provides useful information to management, investors and analysts by excluding, as applicable, intangible asset amortization, share-based compensation expense, restructuring charges, transaction and integration costs, acquired in-process research and development expenses, impairment charges, acquisition accounting inventory fair value step-up adjustments, non-cash interest expense and loss on extinguishment and modification of debt that may not be indicative of the company's core operating results and business outlook, and by including adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash and adjustments for the amount attributable to noncontrolling interests. Investors should note that these non-GAAP adjusted financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP adjusted financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP adjusted financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP adjusted financial measures. In this regard, commencing with the company’s presentation of 2015 non-GAAP financial measures, the company no longer includes an adjustment for depreciation expense in its non-GAAP adjusted financial measures. Likewise, for purposes of comparability, non-GAAP adjusted financial measures for 2014 included herein do not include an adjustment for depreciation expense. Because of the non-standardized definitions of non-GAAP adjusted financial measures, the non-GAAP adjusted financial measures appearing herein may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.
Explanation of Adjustments and Certain Line Items:

(a)
Share-based compensation expense of $772 and $1,284 and acquisition accounting inventory fair value step-up adjustments of $0 and $2,455 for the three months ended June 30, 2015 and 2014, respectively.

(b)	Share-based compensation expense of $18,662 and $14,042 and transaction and integration costs of $0 and $4,795 for the three months ended June 30, 2015 and 2014, respectively.

(c)	Share-based compensation expense of $3,866 and $3,226 and transaction and integration costs of $0 and $112 for the three months ended June 30, 2015 and 2014, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and six-month period.

(e)
Sum of adjustments (a) through (d) plus the adjustments for intangible asset amortization, impairment charges and loss on extinguishment and modification of debt, as applicable, for the respective three-month period.

(f)	Adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash for the respective three- and six-month periods.

(g)	Income tax provision divided by income before income tax provision for the respective three- and six-month periods (for the six months ended June 30, 2014, on a non-GAAP adjusted basis only).

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Adjustments for amount attributable to noncontrolling interests for the respective three- and six-month periods.

(j)	Net of adjustments (h) and (i) for the respective three-month period.

(k)
Share-based compensation expense of $1,467 and $1,465 and acquisition accounting inventory fair value step-up adjustments of $0 and $10,477 for the six months ended June 30, 2015 and 2014, respectively.

(l)
Share-based compensation expense of $35,301 and $25,217, restructuring charges of $553 and $0 and transaction and integration costs of $155 and $22,394 for the six months ended June 30, 2015 and 2014, respectively.

(m)	Share-based compensation expense of $7,351 and $5,685 and transaction and integration costs of $0 and $246 for the six months ended June 30, 2015 and 2014, respectively.

(n)
Sum of adjustments (k), (l), (m) and (d) plus the adjustments for acquired in-process research and development expenses, intangible asset amortization, impairment charges and loss on extinguishment and modification of debt, as applicable, for the respective six-month period.

(o)
The GAAP effective tax rate for the six months ended June 30, 2014 is not applicable because there was a loss before income tax provision during the period. After adjusting the loss before income tax provision by excluding acquired in-process research and development expense of $127,000 for JZP-110, the company would have had income before income tax provision of $113,324, resulting in an effective tax rate of 32.1% for the six months ended June 30, 2014 based on the income tax provision of $36,377.

(p)	Net of adjustments (n) and (f) for the respective six-month period.

(q)	Net of adjustments (p) and (i) for the respective six-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2015 GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income attributable to Jazz Pharmaceuticals plc	$323 - $356
Intangible asset amortization	94 - 104
Share-based compensation expense	95 - 105
Upfront and milestone payments	25
Transaction, integration and restructuring costs	1
Non-cash interest expense	23 - 27
Loss on extinguishment and modification of debt *	17
Income tax adjustments	0 - 10
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$595 - $614

GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$5.17 - $5.70
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$9.45 - $9.75

Weighted-average ordinary shares used in per share computations	63
_____________________________
* Adjustment added August 5, 2015 in connection with the June 2015 refinancing of the company's existing term loans and revolving credit facility as a result of which the company recorded a loss on extinguishment and modification of debt of $16.8 million in the three and six month periods ended June 30, 2015.

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796